UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2020

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Louisiana, Suite 3500, Houston, Texas 77002

(Address of principal executive offices)

(210) 998-4035

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	CEI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 23, 2020, Camber Energy, Inc. (“Camber” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Viking Energy Group, Inc. (“Viking”) to acquire (the “Acquisition”) 236,470,588 shares of Viking common stock, constituting 51% of the common stock of Viking (the “Viking Shares”), in consideration of (i) the payment of $10,900,000 in cash by Camber to Viking (the “Cash Purchase Price”), and (ii) Camber canceling $9,200,000 in promissory notes previously issued to Camber by Viking (the February 3, 2020 promissory note for $5,000,000, and the June 25, 2020 promissory note for $4,200,000, collectively the “Viking Notes”). Pursuant to the Purchase Agreement, Viking is obligated to issue additional shares of Viking common stock to Camber to ensure that Camber shall own at least 51% of the common stock of Viking through July 1, 2022.

In connection with the Acquisition, on December 23, 2020, Camber also entered into (i) a termination agreement with Viking terminating the Amended and Restated Agreement and Plan of Merger, dated August 31, 2020, as amended to date (the “Termination Agreement”), and (ii) an Assignment of Membership Interests with Viking assigning Camber’s interests in one of Viking’s subsidiaries, Elysium Energy Holdings, LLC, back to Viking (the “Assignment”).  Also in connection with the Acquisition, on December 23, 2020, Camber (i) borrowed $12,000,000 from an institutional investor (the “Investor”); (ii) issued the Investor a promissory note in the principal amount of $12,000,000 (the “Investor Note”), accruing interest at the rate of 10% per annum and maturing December 11, 2022, or immediately if Camber has not either consummated a merger with Viking by March 11, 2021, or increased its authorized capital stock by such date; (iii) granted the Investor a first-priority security interest in the Viking Shares and Camber’s other assets pursuant to a Security Agreement-Pledge (the “Pledge Agreement”), and a general security agreement (the “Security Agreement”), respectively; and (iv) entered into an amendment to Camber’s $6,000,000 promissory note previously issued to the Investor dated December 11, 2020, amending the acceleration provision of the note to provide that the note repayment obligations would also not accelerate if Camber has increased its authorized capital stock by March 11, 2021 (the “Note Amendment”).

On December 23, 2020, the Investor Note was funded, and Camber closed the Acquisition, paying the Cash Purchase Price to Viking and cancelling the Viking Notes.

The foregoing descriptions of the Purchase Agreement, Termination Agreement, Assignment, Investor Note, Pledge Agreement, Security Agreement, and Note Amendment do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, Termination Agreement, Assignment, and form of Investor Note, Pledge Agreement, Security Agreement and Note Amendment, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, and 10.7 to this Current Report on Form 8-K, respectively, and incorporated in this Item 1.01 by reference in their entirety.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated by reference into this Item 2.03.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 above is incorporated by reference into this Item 5.02.

In connection with the Acquisition, on December 23, 2020, James A. Doris was appointed as Camber’s Chief Executive Officer and a member of Camber’s Board of Directors, Frank W. Barker, Jr., was appointed as Camber’s Chief Financial Officer, Robert K. Green was appointed as a member of Camber’s Board of Directors, Louis Schott resigned as Interim Chief Executive Officer of Camber, and Robert Schleizer resigned as the Chief Financial Officer and as a member of the Board of Directors of Camber. The resignations of Mr. Schott and Mr. Schleizer were not the result of any disagreement with Camber. Mr. Doris is currently the Chief Executive Officer and a member of the Board of Directors of Viking, and Mr. Barker is currently the Chief Financial Officer of Viking.

James A. Doris, 48 years old, has over 28 years of experience negotiating a variety of national and international business transactions, and has been the driving force behind Viking’s growth. He has assembled a sophisticated and talented operational and technical team and closed several acquisitions and financing transactions to enhance Viking’s profile in the oil and gas sector and will play an integral role in formulating and executing Camber’s strategic plan going forward. Formerly a lawyer in Canada, Mr. Doris represented domestic and foreign clients regarding their investment activities in Canada for over 17 years. Mr. Doris graduated cum laude from the University of Ottawa. Mr. Doris has been the Chief Executive Officer of Viking since December 2014.

Robert Green, 58 years old, is a former Fortune 100 chief executive officer in the energy, telecommunication and utility industries, and has extensive experience in capital markets, mergers and acquisitions, and regulatory and legislative strategies. Mr. Green has served on the boards of directors of seven publicly traded companies and was elected chairman of the board of two New York Stock Exchange (NYSE) companies and three other publicly listed companies. He guided these companies and others in capital markets strategies involving initial public offerings (IPOs) and private investments with a combined value of more than $5 billion and more than 50 merger, acquisition and divestiture transactions, some of which surpassed $1 billion. Mr. Green has been a Partner at the law firm Husch Blackwell since 2003.

Frank Barker Jr., 65 years old, is a Certified Public Accountant with over 40 years of experience providing strategic, managerial, operational, financial, accounting and tax-related services in various capacities to both public and private entities. Mr. Barker has served as the Chief Financial Officer of several publicly-traded companies, including for Viking for the past three years. Mr. Barker received a B.A. in Accounting and Finance from the University of South Florida. Mr. Barker has been the Chief Financial Officer of Viking Energy Group, Inc. since December 2017, and he was a director of Viking from December 2017 through August 2018.

Messrs. Doris, Green and Barker have not yet entered into any management plans, contracts or arrangements with Camber.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Securities Purchase Agreement, by and between Camber Energy, Inc. and Viking Energy Group, Inc., dated December 22, 2020
10.2	Mutual Termination Agreement, by and between Camber Energy, Inc. and Viking Energy Group, Inc., dated December 22, 2020
10.3	Assignment of Membership Interests, by and between Camber Energy, Inc. and Viking Energy Group, Inc., dated December 22, 2020
10.4	Form of Investor Note issued by Camber Energy, Inc. to the Investor Named Therein
10.5	Form of Pledge Agreement, by and between Camber Energy, Inc. and Viking Energy Group, Inc., dated December 22, 2020
10.6	Form of Security Agreement, by and between Camber Energy, Inc. and the Investor Named Therein, dated December 22, 2020
10.7	Form of First Amendment to 10% Secured Promissory Note, by and between Camber Energy, Inc. and the Investor Named Therein, dated December 22, 2020

* Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

Date: December 23, 2020	By:	/s/ James A. Doris
	Name:	James A. Doris
	Title:	Chief Executive Officer

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